UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2007

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

In its Form 8-K filing on May 24, 2007, Monarch Casino and Resort, Inc. (“Monarch”), announced that the Compensation Committee of its Board of Directors (the “Board”) recommended, and the Board approved, that John Farahi, Monarch Co-Chairman of the Board and Chief Executive Officer, be awarded a cash bonus of $400,000 and that Bob Farahi, Monarch Co-Chairman of the Board, Secretary and President, be awarded a cash bonus of $150,000 for services rendered during 2006.

In determining these award amounts, the Compensation Committee and the Board considered the fact that neither John Farahi nor Bob Farahi were awarded a cash bonus for services they rendered in 2005.